Exhibit 10.16

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONTRACT MANUFACTURING

AGREEMENT AMONG

ONYX PHARMACEUTICALS, INC.,

ONYX PHARMACEUTICALS INTERNATIONAL GMBH

AND

CAMBRIDGE MAJOR LABORATORIES, INC.

CONFIDENTIAL

EXHIBIT A - Specifications

EXHIBIT B - Pricing

EXHIBIT C - Development Timeline

EXHIBIT D - Shipping/Packaging Instructions

EXHIBIT E - Forecast

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

i

CONTRACT MANUFACTURING AGREEMENT

This Contract Manufacturing Agreement (the “Agreement”) is entered into as of the 25th day of June, 2012 (“Effective Date”) by and among CAMBRIDGE MAJOR LABORATORIES, INC., a Wisconsin corporation, having its principal address at W130 N10497 Washington Drive, Germantown, Wisconsin 53022 (“CAMBRIDGE”), ONYX PHARMACEUTICALS, INC., a Delaware corporation, having its principal place of business at 249 East Grand Avenue, South San Francisco, Califomia 94080 and ONYX PHARMACEUTICALS INTERNATIONAL GMBH, a Swiss limited liability corporation, having its principal place of business at Dammstrasse 19, 6300 Zug, Switzerland (collectively, herein referred to as “ONYX”).  CAMBRIDGE and ONYX may each be referred to herein as a “Party” and collectively, the “Parties.”

RECITALS

A.                                    Whereas, ONYX is engaged in the development, manufacture, sale and promotion of pharmaceutical products, including the Product(s) containing the Material in the United States and throughout the world.

B.                                    Whereas, CAMBRIDGE is in the business of manufacturing and selling pharmaceutical bulk active ingredients, and has the right to manufacture various bulk active ingredients, and is undertaking certain development efforts with the intention to sell commercial quantities of the Material to ONYX.

C.                                    Whereas, under the direction and oversight of ONYX, CAMBRIDGE has developed a process to produce the Material and CAMBRIDGE agrees to scale up this process under the terms of this Agreement with the intent to sell the Material to ONYX on a commercial basis.  Subject to the terms of this Agreement, ONYX intends to qualify CAMBRIDGE as a commercial producer and supplier of the Material, and to purchase Material from CAMBRIDGE once CAMBRIDGE is so qualified.

D.                                    Whereas, CAMBRIDGE desires to sell to ONYX and ONYX desires to purchase from CAMBRIDGE quantities of the Material for ONYX’s use in developing, manufacturing and commercializing Products, upon such Regulatory Approval for such Products, upon the terms and conditions set forth herein.

NOW THEREFORE, SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, THE PARTIES AGREE AS FOLLOWS:

1.             Definitions

1.1                               “Act” shall mean the United States Food, Drug and Cosmetic Act, as amended from time to time, and the regulations promulgated thereunder.

1.2                               “Affiliate” means any corporation, firm, partnership or other entity, which is directly or indirectly owned by or controlled by, in control of, or under common control with, ONYX or CAMBRIDGE, as the case may be.  For the purposes of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

this definition, “control” shall mean the ownership, directly or indirectly, of more than 50% or more of the voting stock or stockholders’ equity of a corporation or, in the case of a non-corporate entity, the right to receive more than 50% or more of either the profits or the assets upon dissolution.

1.3                               “Agreement” shall mean this Commercial Supply Agreement, dated as of the Effective Date.

1.4                               “Annual Forecast” shall mean ONYX’s anticipated requirements of the Material from CAMBRIDGE for each twelve month period (as described in Section 3.1.1) during the Term of this Agreement as determined in good faith by ONYX.

1.5                               “Applicable Laws” shall mean all applicable ordinances, rules, regulations, laws, directives, guidelines, guidances, statutes, requirements and court orders of any kind whatsoever, as amended from time to time, including the bodies of law, regulations (including without limitation, cGMP or its equivalent) of any Regulatory Authority during the Term of this Agreement.

1.6                               “Approved Subcontractor” shall mean a subcontractor approved in advance by ONYX to perform services under this Agreement on behalf of CAMBRIDGE.

1.7                               “CAMBRIDGE Background Technology” shall have the meaning given in Section 8.2.

1.8                               “CAMBRIDGE Facility” shall mean the Manufacturing facility of CAMBRIDGE located at W130 N10497 Washington Drive, Germantown, WI 53022, W132 N10550 Grant Drive, Germantown, WI 53022, or any other Manufacturing facility of CAMBRIDGE that may be designated by CAMBRIDGE in connection with the provision of services under this Agreement and approved in writing by ONYX.

1.9                               “CMC Documentation” shall mean all information required to support the Chemistry, Manufacturing & Control section of any Regulatory Approval or submission of ONYX made in connection with the Material Manufactured under this Agreement.

1.10                        “Commercialization Year” shall have the meaning given in Section 3.1.4.

1.11                        “Current Good Manufacturing Practices” or “cGMPs” shall mean current Good Manufacturing Practices as defined from time to time during the Term by the Act and related regulations or any successor laws or regulations (including without limitation 21 C.F.R. Parts 210 and 211) governing the Manufacture, handling, storage, testing and control of the Material in the United States and any other applicable Regulatory Authority.

1.12                        “Certificate of Analysis” or “COA” shall mean the certificate of analysis, signed by an authorized representative of CAMBRIDGE, which will be provided with each Lot of Material shipped to ONYX, detailing the methods, acceptance limits,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

laboratories and results that ensure that results are accurate and complete and in accordance with the Specifications set forth in Exhibit A to this Agreement.

1.13                        “Confidential Information” shall have the meaning given in Article 11.

1.14                        “Debarment Act” means the Generic Drug Enforcement Act of 1992, as amended, Section 306 of the Act, 21 U.S.C. §§ 335.

1.15                        “Delivery Date” shall mean a date on which delivery of the Material to ONYX is expected to occur, as designated in a Purchase Order placed by ONYX under this Agreement, which date shall be no less than four (4) months from the date of the relevant Purchase Order.

1.16                        “Effective Date” shall mean the date first appearing at the beginning of this Agreement.

1.17                        “EMA” shall mean the European Medicines Agency or any successor entity thereto and/or its foreign counterparts, as applicable.

1.18                        “FDA” shall mean the United States Food and Drug Administration or any successor entity thereto.

1.19                        “Firm Purchase Order” shall have the meaning given in Section 3.1.3.

1.20                        “Intellectual Property” shall mean all intellectual property (whether or not registered), including without limitation, patents, patent applications, know-how, trade secrets, copyrights, trademarks, service marks, designs, concepts, technical information, processes, methods, protocols, techniques, manuals, standard operating procedures, instructions or specifications.

1.21                        “Lot” shall mean a batch, or specific identified portion of a batch or batches, having uniform character and quality within specified limits within the meaning of cGMPs.

1.22                        “[*]” (also known [*]) shall mean [*].

1.23                        “Manufacture”, “Manufactured” or “Manufacturing” shall mean all operations of CAMBRIDGE in the scheduling, production, packaging, labeling, warehousing, quality control testing (including as requested all in-process and release testing) and release of the Material to meet the Specifications and other requirements for the Material under this Agreement.

1.24                        “Material” shall mean the bulk active ingredient of carfilzomib for use in the Manufacture and production of the Product and shall conform to the Specifications in Exhibit A hereto; the complete chemical name of carfilzomib is (2S)-N-((S)-l-((S)-4-Methyl-l-((R)-2-methyloxiran-2yl)-l-oxopentan-2-ylcarbamoyl) -2-phenylethyl) -2-((S)-2-(2-morpholinoacetamido)-4-phenylbutanamido)-4-methyl-pentanamide.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.25                        “Material Safety Data Sheet” or “MSDS” shall mean a formal document containing important information about the characteristics and actual or potential hazards of a substance.  The MSDS identifies the manufacturer of the substance (with name, address, phone, and fax number) and includes the chemical identity, the hazardous ingredients, the physical and chemical properties, fire and explosion data, reactivity data, health hazards data, exposure limits data, precautions for safe storage and handling, need for protective gear, and spill control, cleanup, and disposal procedures.

1.26                        “Maximum Required Amount” shall have the meaning given in Section 3.1.2.

1.27                        “Minimum Purchase Requirement” shall have the meaning given in Section 3.1.4.

1.28                        “MSA” shall mean that certain Master Services Agreement (Development and Manufacturing Services), dated as of February 19, 2008, as amended, entered into by and between Proteolix, Inc. (and subsequently assigned to Onyx Pharmaceuticals, Inc.) and CAMBRIDGE, including all statements of work and other attachments thereto, as may be validly amended by the Parties from time to time.

1.29                        “NDA” shall mean the new drug application for a Product as required by the FDA, as amended or supplemented from time to time.

1.30                        “ONYX Background Technology” shall have the meaning given in Article 8.1.

1.31                        “ONYX Materials” shall mean any supplies or materials supplied by ONYX and used in the Manufacture and production of the Material, including, without limitation, starting materials and intermediates such as [*].

1.32                        “Product(s)” shall mean a finished dosage form for the delivery of the Material, which may be in various strengths and/or sizes, manufactured by ONYX or its designee.

1.33                        “[*]” shall mean [*].

1.34                        “[*]” shall mean [*].

1.35                        “[*]” shall mean [*].

1.36                        “Purchase Order(s)” shall mean written orders from ONYX to CAMBRIDGE which shall specify (a) the quantity of the Material ordered, (b) shipping instructions, (c) Delivery Dates, and (d) delivery destinations.

1.37                        “Quality Agreement” or “QA” shall mean a certain Master Quality Agreement by and between Onyx Pharmaceuticals, Inc. and CAMBRIDGE, effective as of June 2, 2011.  This Agreement will incorporate by reference the Quality Agreement and such Quality Agreement is made a part hereof as though fully set forth herein upon execution of such Quality Agreement by the Parties.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.38                        “Recall” shall have the meaning set forth in Section 6.4.

1.39                        “Regulatory Approval” shall mean the procurement of the registrations, permits and approvals (including accelerated and/or full approval), including the NDA or other submission required by applicable government Regulatory Authorities for the Manufacture, import, marketing, sale and distribution of a Product.

1.40                        “Regulatory Authority (ies)” shall mean the government regulatory entities with regulatory authority over the Manufacture, storage, testing, use or sale of pharmaceutical products (including the Material), as well as any successor entity thereto, limited to the FDA and the EMA.

1.41                        “Shortfall Amount” shall have the meaning set forth in Section 3.1.4.

1.42                        “Specifications” shall mean the specifications for the Material attached hereto as Exhibit A or such other specifications as are mutually agreed to in writing by the Parties from time to time.

1.43                        “Supply Shortfall” shall have the meaning set forth in Section 3.3.

1.44                        “Term” shall have the meaning set forth in Section 10.1.

1.45                        “Waste(s)” shall mean any hazardous or toxic wastes, pollutants or contaminants generated or used by CAMBRIDGE in connection with CAMBRIDGE’S activities under the Agreement.

1.46                        “Work Product” shall have the meaning set forth in Section 8.3.

2.             Manufacture and Supply of the Material

2.1                               Manufacture of the Material.  CAMBRIDGE hereby agrees to Manufacture the Material exclusively for ONYX (or an ONYX-appointed designee) under the direction and oversight of ONYX (or an ONYX-appointed designee) at the CAMBRIDGE Facility in accordance with the Specifications, this Agreement, the Quality Agreement, MSDSs, cGMPs and Applicable Laws; and to sell all such Material to ONYX subject to the terms and conditions set forth in this Agreement.  ONYX, in tum, hereby agrees to purchase from CAMBRIDGE Material for use and sale during the Term and in accordance with this Agreement.

2.2                               ONYX Materials Used in the Manufacture of the Material.  ONYX shall supply CAMBRIDGE with all quantities of [*] required for the Manufacture of the current batch size of the Material at least [*] in advance of the commencements of the scheduled date of Manufacture of such Material.  Upon receipt, CAMBRIDGE shall inspect the [*] received from ONYX for identity and freedom from visible defects, and shall perform any other tests that the Parties agree upon in advance on the ONYX Materials.  CAMBRIDGE shall notify ONYX immediately upon the discovery of any hidden defect not revealed by CAMBRIDGE’S visual in-bound inspection of [*].  At the option of ONYX,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ONYX may require CAMBRIDGE to purchase, in its own name and on its own behalf, from ONYX, its Affiliates or any third party that has been approved by ONYX as a vendor, any supplies or materials used in the Manufacture and production of the Material, including without limitation, starting materials and intermediates such as [*], so long as ONYX reimburses CAMBRIDGE for all costs and expenses incurred by CAMBRIDGE in connection with such purchases immediately upon receipt of an invoice for such costs and expenses from CAMBRIDGE.

2.3                               CAMBRIDGE Responsibilities.  The responsibilities of CAMBRIDGE shall include the following, all of which shall be performed in accordance with all Applicable Laws, cGMPs, the Specifications, the Quality Agreement and the other terms and conditions of this Agreement:

(a)                                 purchasing all raw materials and reagents necessary for Manufacture of the Material as specified in the Quality Agreement;

(b)                                 Manufacturing and testing of the Material;

(c)                                  employing its existing Manufacturing processes and logistics, adopting ONYX’s Manufacturing processes and logistics, or establishing new production methods and logistics, in each case approved by ONYX, as the Parties may agree will enable CAMBRIDGE to Manufacture and sell the Product(s) to ONYX;

(d)                                 collecting and retaining samples of the Material as set forth in the Quality Agreement;

(e)                                  packaging of the Material;

(f)                                   handling and storing of the Material, provided that in the event such storage shall exceed [*] after CAMBRIDGE issues its final COA, ONYX and CAMBRIDGE shall enter into a formal storage arrangement whereby CAMBRIDGE shall be reasonably compensated; provided, however, that CAMBRIDGE agrees to hold and store Material for longer periods of time if necessary to complete quality investigations related to the Material in accordance with the Quality Agreement;

(g)                                  preparing the Material for shipment to ONYX or other designated locations;

(h)                                 making the Material available to a common carrier designated by ONYX for purposes of shipment;

(i)                                     using commercially reasonable efforts in cooperating with ONYX in the preparation and submission of the CMC Documentation for any Regulatory Approval of a Product including the Material with Regulatory Authorities;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(j)                                    complying with any reasonable request by ONYX, at ONYX’s reasonable expense, for changes in the Specifications, Manufacturing process, raw materials, and any change in the analytical testing methods reasonably requested by ONYX or required by the FDA or any other applicable Regulatory Authority;

(k)                                 using commercially reasonable efforts in cooperating with ONYX, at ONYX’s reasonable expense, in the preparation for inspection of the CAMBRIDGE Facility by Regulatory Authorities;

(l)                                     keeping records and reporting to ONYX and any applicable Regulatory Authority or governmental agency as may be required under the Agreement, MSDSs, the Quality Agreement or by Applicable Laws;

(m)                             providing a production summary report (written each year in which production occurs) to ONYX, along with Lot status reports from time to time at the reasonable request of ONYX;

(n)                                 providing all raw data (notebook pages, chromatograms, data worksheets, deviations, etc.) to ONYX;

(o)                                 properly handling, storing, treating, and disposing of Wastes generated by CAMBRIDGE in connection with CAMBRIDGE’S activities under this Agreement; and

(p)                                 providing ONYX with (i) standard confirmation requests from ONYX or ONYX’s independent financial statement auditors regarding account balances owed to CML from ONYX from time to time, (ii) status updates upon request from time to time by ONYX on Lots of Material that have recently been or are currently being Manufactured by CML, and (iii) all information reasonably required for ONYX to satisfy any applicable provisions of the Califomia Transparency in Supply Chains Act of 2010, if any.

2.4                               Development and Support

2.4.1                     CAMBRIDGE shall use commercially reasonable efforts to cooperate with ONYX, at ONYX’s reasonable expense, on all matters related to ONYX’s efforts to obtain and maintain Regulatory Approval(s) to market and sell Products containing the Material in the different territories to the extent such matters relate directly to the Manufacture of the Material hereunder, including without limitation, complying with applicable provisions of the Quality Agreement.

2.4.2                     CAMBRIDGE, under the direction of and with the participation of ONYX, shall develop and validate a commercial Manufacturing process for the Material in accordance with a separate statement of work.  Validation shall comply with FDA or any applicable Regulatory Authority

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

guidelines, and shall include three commercial scale Lots in accordance with such separate statement of work.  CAMBRIDGE shall provide samples meeting ONYX’s Specifications from at least three different consecutive Lots in accordance with such separate statement of work.

2.4.3                     Both Parties agree to work diligently to develop and validate CAMBRIDGE’S commercial Manufacturing process for the Material in accordance with a separate statement of work which when signed by the Parties shall become a part of this Agreement on the agreed-upon timeline as set forth in Exhibit C.

2.4.4                     CAMBRIDGE shall provide documentation to ONYX demonstrating approval from FDA to Manufacture the Material, and shall continue to comply with all applicable FDA or any applicable Regulatory Authority regulations.

2.5                               Support and Exchange of Information.  The Parties recognize that detailed and regular communication between the Parties regarding information pertaining to business, technical, and quality matters (including, without limitation, managing Manufacturing costs or capacities, managing the risk of loss, cost reduction or efficiency initiatives associated with the Manufacturing process, demand planning, production scheduling, or hedging raw material costs) shall be necessary in order to optimize the operation of this Agreement, CAMBRIDGE’S supply of the Material to ONYX, and the responsibilities of the Parties under this Agreement.  To that end, each Party shall notify the other Party of the designated representative(s) responsible on behalf of such Party for exchanging information and for resolving issues that arise relating to the Manufacture and supply of the Material to ONYX, or other obligations of the Parties under this Agreement.  During the Term, the designated representative(s) of ONYX and CAMBRIDGE shall conduct a planning meeting at least one (1) time per each calendar year to address all such issues that arise under this Agreement.

2.6                               CAMBRIDGE Responsibility for ONYX Materials.  If any portion of the ONYX Materials are lost or damaged while in CAMBRIDGE’S possession or control, then CAMBRIDGE shall reimburse ONYX in an amount equal to the replacement cost for such lost or damaged ONYX Material; provided, however, that CAMBRIDGE shall not be responsible for any degradation to the ONYX Materials while in its possession or control so long as it stores the ONYX Materials according to ONYX’s reasonable instruction.

3.             Forecasts, Orders and Delivery Dates

3.1                               Forecasts and Purchase Orders

3.1.1                     Forecasts.

(a)           Pre-Commercial Orders.  For orders of Material prior to FDA approval of the Material, ONYX shall provide CAMBRIDGE a

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Purchase Order for the [*] at least (i) [*] in advance of the first date that ONYX requests such Material (for orders from [*]), and (ii) [*] in advance of the first date that ONYX requests such Material (for orders from [*]).

(b)           Commercial Orders.  No more than [*] immediately following the commencement of the first Commercialization Year (as defined in Section 3.1.4 below) and no less than [*] prior to the end of each calendar quarter thereafter, ONYX shall provide CAMBRIDGE with an annual forecast of ONYX’s anticipated requirements of the Material from CAMBRIDGE for the immediately following four (4) quarterly periods (each an “Annual Forecast”).  The quantities indicated in the first three (3) months of such Annual Forecast shall be considered firm and shall be binding and a Purchase Order shall be delivered by ONYX with respect thereto, and the remaining nine (9) months in each such forecast shall be made to assist CAMBRIDGE in planning its production; provided, however, the quantities indicated in the [*] months of such Annual Forecast may not deviate by more than [*] from the quantity forecast for such month in the immediately prior Annual Forecast.  In the event that a Purchase Order is less than such permitted deviation for such [*] months, ONYX shall [*] (a) [*] (including [*]) [*] with respect to such [*] the date ONYX notifies CAMBRIDGE in writing of such [*]; and (b) [*] to [*] with respect to such [*] the date ONYX notifies CAMBRIDGE in writing of such [*]; provided that in each case, ONYX shall [*] to the extent [*] notwithstanding [*]; provided, further, that in no event shall ONYX be required to [*].  The Annual Forecast shall be substantially in the form attached hereto as Exhibit E.

3.1.2                     Maximum Required Amount.  Subject to receipt of a Purchase Order by CAMBRIDGE for specified quantities of the Material, per Section 3.1.1, CAMBRIDGE shall supply up to [*] of the quantity forecast in the Annual Forecast (the “Maximum Required Amount”) provided by ONYX to CAMBRIDGE for such year and shall use commercially reasonable efforts to supply ONYX with Material ordered for amounts in excess of [*] and up to [*] of such Annual Forecast.

3.1.3                     Firm Purchase Order.  Purchase Orders issued to CAMBRIDGE by ONYX pursuant to the provisions of Section 3.1.1 or otherwise shall be acknowledged by CAMBRIDGE in writing or via other secure comparable alternatives, within [*] of receipt, at which time the order shall be binding on the Parties (a “Firm Purchase Order”), subject to Section 3.1.4.  If CAMBRIDGE fails to inform ONYX of its acceptance or rejection of such order within such [*] period, the Purchase Order will be deemed to have been accepted.  So long as a Purchase Order is consistent with the terms and conditions of this Agreement and the number of Lots ordered do not exceed [*], CAMBRIDGE shall accept such Purchase Order.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.1.4                        Minimum Purchase Requirement.  During each successive twelve month period during the Term commencing on FDA approval of the Material (each a “Commercialization Year”), ONYX shall purchase from CAMBRIDGE at least [*] of ONYX’s total annual requirements of commercial Material [*] from all sources for the [*] Commercialization Years during the Term of this Agreement (the “Minimum Purchase Requirement).  In the event that, in any Commercialization Year, ONYX fails to purchase the Minimum Purchase Requirement, then ONYX shall, within [*] of the conclusion of any such Commercialization Year, pay to CAMBRIDGE an amount equal to the difference between [*] and [*] during the applicable Commercialization Year (each, a “Shortfall Amount”); provided, however, that if any Shortfall Amount is due in part to a Supply Shortfall on the part of CAMBRIDGE or one of its approved subcontractors (“Approved Subcontractors”), ONYX shall not be responsible for paying such Shortfall Amount for the Commercialization Year in question.  ONYX shall be deemed to have “purchased” Material when ONYX has ordered and taken delivery of Material pursuant to a Purchase Order placed pursuant to Section 3.1.3 hereof; provided, however, that in the event a delay in delivery is caused by CAMBRIDGE, the Material shall be deemed to have been delivered at the time of the scheduled Delivery Date.  If ONYX so chooses, this Minimum Purchase Requirement shall terminate immediately upon notice to CAMBRIDGE if [*] of the [*], or [*] of [*], are [*] or [*] that [*] (as defined by [*]) [*] during the Term of this Agreement.  ONYX will keep accurate records of all purchases of Material (from all manufacturers) for the [*] Commercialization Years during the Term of this Agreement, and, upon the request of CAMBRIDGE, will represent and warrant the correctness of all such calculations.  Notwithstanding the foregoing, this Minimum Purchase Requirement shall not commence until FDA approval of the Product is received by ONYX.  Further, the Minimum Purchase Requirement shall not apply for a specific Commercialization Year if [*] for each Lot of the Material in such Commercialization Year:

(a)                                  (i)                                     For [*] and [*], [*] at least [*], provided however that any [*] is the result of [*] and not resulting from any [*];

or

(ii)                                  For [*] and [*], [*] at least [*], provided however that any [*] is the result of [*] and not resulting from any [*].

(b)                                 Each Lot manufactured by CAMBRIDGE shall meet the Specifications and all requirements of the Quality Agreement.

(c)                                  Each Lot shall be delivered on time in accordance with the Delivery Date set forth in the specific Purchase Order, provided however that there are no delays in delivery caused by Onyx supply of materials or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

review of documentation required for processing or release of any batches with no more than [*] between the Manufacturing date and the release date to ONYX of any such Lot.

3.1.5                        If any material or work in process charged to ONYX in accordance with the foregoing is subsequently utilized by CAMBRIDGE, ONYX shall receive an appropriate credit equal to the proceeds actually received by CAMBRIDGE from a third party allocable to such material or work in process less any reasonable costs related to the storage handling or transportation of such material or work in process that are not also recovered by CAMBRIDGE from such third party.

3.2                                 Purchase Order Terms.  In the event of any conflict between the provisions of this Agreement and any Purchase Order, acknowledgement, statement of work, invoice, bill of lading, acceptance or other preprinted form provided by either Party, the provisions of this Agreement shall control, except to the extent otherwise agreed to by the Parties in writing.

3.3                                 Supply Shortfall.  If CAMBRIDGE fails to deliver any Material ordered by ONYX for a period of [*] after the Delivery Date, becomes unable for a period of [*] to commence the Manufacture of any Material ordered by ONYX or becomes insolvent or seeks relief from creditors under bankruptcy laws or ceases to do business, then CAMBRIDGE shall be deemed to have suffered a “Supply Shortfall” of the Material and shall give ONYX prompt notice of the Supply Shortfall.  If CAMBRIDGE is unable to cure a Supply Shortfall or otherwise reach agreement with ONYX on a plan to remedy the Supply Shortfall within [*] after its occurrence, then CAMBRIDGE shall cooperate with ONYX and any alternative supplier chosen by ONYX in its efforts to qualify the alternative supplier as a supplier of the Material to make the Material and CAMBRIDGE shall grant to ONYX, or its third party supplier designated by ONYX a non-exclusive, irrevocable, fully paid up, perpetual, worldwide, transferable, limited use, royalty free license to all CAMBRIDGE Background Technology (as defined below) required to manufacture the Material to meet ONYX’s requirements.  Such license shall [*], except to the extent such [*], including Products, manufactured by ONYX.  Such license shall [*] and [*] for [*] unless [*] pursuant to Section [*] or Article [*].

3.4                                 No Subcontracting.  CAMBRIDGE shall perform all work contemplated under this Agreement, including but not limited to processing and Manufacturing of the Material at the CAMBRIDGE Facility.  CAMBRIDGE shall not subcontract to any third party any part of the work to be performed under this Agreement without the prior written consent of ONYX (each, an “Approved Subcontractor”).  ONYX hereby consents to CAMBRIDGE’s subcontract of analytical services as outlined in the current Carfilzomib [*], which may be amended from time to time with the approval of both ONYX and CAMBRIDGE.  CAMBRIDGE shall be responsible and remain primarily liable for the performance of all obligations of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CAMBRIDGE under this Agreement and any breach thereof by any Approved Subcontractor.

3.5                                 Delivery Dates.  Delivery Dates and quantities for each delivery shall be indicated on written Purchase Orders provided by ONYX to CAMBRIDGE at least [*] before a specified Delivery Date.  Any requirements regarding Lot size and packaging and shipping instructions other than those set forth on Exhibit D hereto shall be indicated on such written Purchase Order and shall be agreed to by CAMBRIDGE or rejected by CAMBRIDGE within [*] of receipt of such Purchase Order in accordance with Section 3.1.3.  All Material supplied hereunder shall meet any reasonable requirements regarding Lot size specified by ONYX and agreed to by CAMBRIDGE in a Purchase Order.

4.                                       Price and Method of Payment Terms; Material Delivery

4.1                                 Price.  Subject to adjustment as set forth in Section 4.2, below, the price which ONYX will pay to CAMBRIDGE for the Material is set forth in Exhibit B.  The price initially charged for any Commercialization Year will be based on the Annual Forecast as referenced in Section 3.1.1 issued by ONYX as of the commencement of such Commercialization Year.

4.2                                 Price Adjustment

4.2.1                        During each Commercialization Year, if ONYX purchases and takes delivery in accordance with Section 4.3 of more than the Maximum Required Amount such that total volume purchased and delivered, net of returns and credits, results in a lower price according to Exhibit B, then ONYX shall be immediately entitled to a price adjustment to the lower tiered price and a refund in the amount that would make the average price paid during the year equal to the lower price that ONYX would have paid if the Annual Forecast volume was equal to their actual annual purchases for such year (which for purposes of this refund calculation, shall [*] from the Annual Forecast volume for such period).  CAMBRIDGE agrees to pay this refund no later than [*] following the end of such year.  During each Commercialization Year, if ONYX purchases and takes delivery of less than the Maximum Required Amount such that total volume purchased and delivered, net of returns and credits, results in a higher price according to Exhibit B, then ONYX agrees to pay an amount that would make the average price paid during the year equal to the higher price that ONYX would have paid if the Annual Forecast volume was equal to their Maximum Required Amount for such year.  ONYX agrees to pay this premium no later than [*] following the end of such year.  If (a) either Party disagrees with the amount of such debit or credit, or (b) either Party does not believe that a debit or credit is necessary for such year, then the Parties agree to cooperate to reach a prompt and mutually agreeable resolution for such year.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.2.2                        The prices set forth in Exhibit B shall remain in full force and effect [*].  Commencing on the [*] Commercialization Year and each subsequent Commercialization Year thereafter, CAMBRIDGE may increase the prices contained in Exhibit B by the [*], since the date of the immediately prior Commercialization Year.  Prior to any such increase, CAMBRIDGE shall notify ONYX in writing with a revised Exhibit B within [*] of such price increases which shall be effective only on any new Purchase Orders issued by ONYX after receipt of notification of any price increase from CAMBRIDGE.  CAMBRIDGE agrees that any such price increases shall remain firm for the remainder of such year in which such price increase was issued.  In the event the first Commercialization Year commences on or after [*], CAMBRIDGE may increase the prices contained in Exhibit B for the [*] by the [*] to the date of the [*].  CAMBRIDGE agrees to use reasonable commercial efforts to minimize increases in its direct production costs.

4.3                                 Method of Payment.  For all Material Manufactured by CAMBRIDGE and delivered to ONYX in accordance with this Agreement and the Quality Agreement, CAMBRIDGE may invoice ONYX for such Material after CAMBRIDGE’s Quality Assurance release of such Material to ONYX.  Payment by ONYX for Material supplied by CAMBRIDGE hereunder shall be in United States dollars and shall be made within [*] after ONYX’s receipt of an undisputed invoice for such Material.  Material shall be invoiced no sooner than the actual Quality Assurance release shipment date of such Material.  The invoice shall bill ONYX for the actual quantity of Material which was Manufactured and supplied by CAMBRIDGE.  The actual quantity of the Material Manufactured and supplied will include (i) the bulk quantity of the Material shipped to ONYX or its designee, (ii) samples of the Material for final release testing (including a control sample as discussed below), (iii) retains of the Material, and (iv) samples of the Material to be used for stability testing.  In accordance with Article 4 above, each invoice shall use as the invoice price for the Material being invoiced the applicable price/volume category in Exhibit B which is based upon the amount of the Material set forth in the applicable Purchase Order.

4.4                                 Shipment and Delivery.  The Material shall be packaged and shipped to ONYX in an undamaged condition as set forth and agreed upon in Exhibit D or as specified by ONYX and agreed to in writing by CAMBRIDGE (such agreement shall not be unreasonably withheld).  Each shipment shall be accompanied by a Certificate of Analysis in a form approved in writing by ONYX and agreed to in writing by CAMBRIDGE and a Material Safety Data Sheet.  If requested by ONYX, each Lot shipped shall also include a control sample of each Lot shipped for analysis in a container provided or otherwise pre-approved by ONYX, as necessary for ONYX to conduct quality control release testing.  Such control sample must be from, and representative of, the Lot of the Material actually shipped.  Orders shall be shipped [*] to such location as specified by ONYX in its Purchase Order.  Title to Material and risk of loss shall shift to ONYX at the time that CAMBRIDGE delivers Material to the transporting carrier; provided, however, that in the event

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

that CAMBRIDGE agrees to store the Material in accordance with Section 2.2(e) above, then title and risk of loss for such Material shall pass to ONYX on the date that such Material is ready for shipment and has received ONYX’s Quality Assurance disposition as referenced in Section 3.11.D. of the Quality Agreement.  ONYX shall be responsible for selection of the carrier.  Material shall be shipped via overnight delivery.

4.5                                 ONYX Inspection and Acceptance or Rejection of the Material

4.5.1                        Inspection of the Material.  Every Lot of the Material supplied by CAMBRIDGE delivered in accordance with this Article 4 shall be subject to ONYX’s inspection and may be rejected if any such Material fails to conform at the time of delivery to the Specifications, this Agreement, the Quality Agreement, cGMPs, or Applicable Laws (collectively, the “Requirements”).  Within [*] after receipt of any Material, ONYX agrees to inspect such Material and accept or reject such Material, as set forth herein.  If a shipment of Material or any portion thereof is damaged or does not conform to ONYX’s shipping and packaging instructions, or does not conform to the Requirements, then ONYX shall have the right to reject all or any portion of such Lot.  ONYX shall notify CAMBRIDGE in writing within such [*] period if the Material or any portion thereof is damaged or does not conform to such instructions or the Requirements.  If CAMBRIDGE is not notified in writing of rejection within [*] of receipt of Material by ONYX, then such Material shall be deemed accepted.  In addition, ONYX will notify CAMBRIDGE within [*] from its discovery of any latent defects in a Lot or part thereof provided that CAMBRIDGE will not be responsible for any latent defects that ONYX discovers in any Material that cannot be shown by ONYX to have been present at the time of delivery in accordance with Article 4.

4.5.2                        Rejection of the Material-CAMBRIDGE Agrees with Findings.  In the event of rejection by ONYX with which CAMBRIDGE agrees or fails to disagree in a timely fashion as set forth in Section 4.5.3, the rejected Material shall promptly be returned to CAMBRIDGE by ONYX at CAMBRIDGE’s reasonable expense.  Upon ONYX’s request, and as ONYX’s sole remedy for such nonconforming Material, CAMBRIDGE shall (i) use commercially reasonable efforts to rework or replace such damaged or nonconforming Material within [*] after receipt of notice of rejection thereof, or (ii) promptly refund to ONYX the full purchase price actually paid by ONYX for such Material and reimburse ONYX for the full cost of the loss or damage to the ONYX Materials used in the non-conforming Material.

4.5.3                        Rejection of the Material-CAMBRIDGE Disputes Findings.  In the event CAMBRIDGE disagrees with ONYX’s rejection of all or any portion of a shipment of Material for failure to conform to the Requirements, CAMBRIDGE shall notify ONYX in writing within [*] of receiving

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

notice of ONYX’s rejection and may request verification of nonconformance to the Requirements by an independent testing laboratory as mutually agreed upon by the Parties.  CAMBRIDGE shall have such laboratory commence testing the Material within [*] of CAMBRIDGE receiving notice of ONYX’s rejection using the same methods set forth in the Requirements or otherwise required by this Agreement.  Each Party shall be permitted to have representatives attend the testing.  If the testing by the independent laboratory indicates that ONYX was within its rights to reject Material for failure to meet the Requirements, ONYX shall have the rights set forth above in Section 4.5.2 and CAMBRIDGE shall also pay for the independent laboratory tests.  If the testing by the independent laboratory indicates that ONYX was not within its rights to reject Material for failure to meet the Requirements, ONYX shall be deemed to have accepted such Material, and ONYX shall bear the reasonable cost of the independent laboratory tests.

5.                                       Regulatory and Quality Assurance; Testing; Manufacturing Process, Changes and Cessation

5.1                                 The Parties hereby incorporate into this Agreement the terms and conditions of that certain Quality Agreement effective as of [*].  In the event the Quality Agreement contains provisions which are not inconsistent with, but in addition to, the terms set forth herein, the Quality Agreement shall be supplemental to the terms and conditions set forth in this Agreement.  Notwithstanding the foregoing or anything in this Agreement or the Quality Agreement to the contrary, however, in the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Quality Agreement, the provisions of this Agreement shall govern except for matters pertaining to the quality of the Material.

5.2                                 Quality Control and Regulatory Inspections.  CAMBRIDGE shall maintain all records required by Applicable Laws, including complete batch records, and will retain all such records as per the Quality Agreement.  CAMBRIDGE shall not destroy any such records until it has obtained ONYX’s prior written consent to do so.  CAMBRIDGE agrees to allow the FDA and any other Regulatory Authorities to inspect its facilities and to review CAMBRIDGE’s standard operating procedures for the Manufacture of the Material, CAMBRIDGE’s screening and testing procedures and testing records for Material and all related batch records and other records required under Applicable Laws and as defined in the Quality Agreement.

5.3                                 Testing.  CAMBRIDGE shall test or cause to be tested each Lot of Material before delivery of such Lot to ONYX as defined in the Quality Agreement.  CAMBRIDGE shall immediately notify ONYX in writing when it becomes aware of any change in the impurity profile of the Material which was not previously reported in writing to ONYX and, at ONYX’s reasonable expense, shall promptly

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

supply ONYX with reference standards or samples to qualify any such new impurities, including degradation products.

5.4                                 Manufacturing Changes

5.4.1                        The Parties acknowledge that, during the development of a Product (and possibly thereafter), the Specifications for the Material may change on more than one occasion, provided that such changes must be mutually agreed to in writing by the Parties (such consent not to be unreasonably withheld).

5.4.2                        CAMBRIDGE shall report to ONYX any significant proposed changes to its Manufacturing process which would be reflected in the NDA for the Material or any equivalent document filed in any other country or any change that would cause a change to the Specifications as soon as possible, but in no event later than [*] prior to the date scheduled for implementation.  ONYX may purchase up to [*] supply of Material prior to the implementation of any such change requiring prior approval by FDA or any applicable Regulatory Authority, which Material shall be supplied in accordance with the then current Manufacturing process and using then current raw materials (with a mutually agreeable Delivery Date), unless otherwise agreed to by the Parties in writing.

5.4.3                        In addition to any changes that require FDA or any Regulatory Authority approval, CAMBRIDGE shall promptly notify ONYX if there have been any significant changes in batch size, raw materials, raw material suppliers, Manufacturing location, Manufacturing equipment or testing procedures for the Material (including without limitation any change which would be reflected in the NDA for the Material or any equivalent document filed in other countries worldwide, changes resulting in a change of impurity profile or total impurities, changes to particle size distribution, loss on drying changes, scale-up of batch size and any results of changes to the Specifications).

5.4.4                        CAMBRIDGE will not make any of the foregoing changes or any changes in CAMBRIDGE’s Manufacturing process which would require ONYX to file an amendment, supplement or variation to the NDA or any other applicable regulatory filings worldwide for a Product without ONYX’s prior written consent, which will not be unreasonably withheld, unless required to do so by Applicable Laws.

5.4.5                        Any major unplanned deviations from CAMBRIDGE’s Manufacturing process for the Material will be filed in the NDA in the United States or applicable regulatory document for other countries worldwide, and changes resulting in a change of impurity profile or total impurities, further scale-up of batch size for the Material and any results of changes to the Specifications will be immediately reported in writing to ONYX.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.4.6                        Upon ONYX’s request, in the event of any change described in this Section 5.4, CAMBRIDGE shall within [*] of implementation of such change (but in no event later than CAMBRIDGE’s next shipment of Material to ONYX) provide ONYX, at ONYX’s reasonable expense, with a minimum of [*] samples of Material Manufactured in accordance with such change or process for ONYX’s evaluation.  The size of such samples shall be reasonably agreed upon by both Parties, but shall be of sufficient size to permit ONYX to conduct a meaningful evaluation.  At least [*] samples shall come from each of [*] different Lots.

5.4.7                        Notwithstanding the foregoing, CAMBRIDGE shall adhere to batch record review and deviation reporting the Lots as required by the Act and applicable FDA or any Regulatory Authority regulations and guidelines.

5.5                                 Cessation of Manufacture of the Material.  Should the Agreement be terminated by ONYX pursuant to Section 9.2 or Article 10, then CAMBRIDGE shall provide ONYX (i) the opportunity to purchase up to [*] of inventory of the Material at the price and in accordance with the Annual Forecast in effect at the time of the notice (delivery and payment terms to be negotiated between the Parties), and (ii) CAMBRIDGE shall reasonably cooperate with ONYX and any alternative supplier chosen by ONYX in its efforts to qualify the alternative supplier as a supplier of the Material, including, with reasonable limitation, assisting with ONYX’s and its alternative supplier’s efforts to manufacture the Material by granting a non-exclusive, irrevocable, fully paid up, perpetual, transferable, worldwide, limited use, royalty free license to ONYX, or a third party supplier designated by ONYX, to all CAMBRIDGE Background Technology required to manufacture the Material to meet ONYX’s requirements.  Such license shall [*], except to the extent such [*], including Products, manufactured by ONYX.

6.                                       Facility, Waste and Product Recalls

6.1                                 Facility Validation.  Prior to commencing the Manufacture and supply of the Material under this Agreement and throughout the Term of the Agreement, the CAMBRIDGE Facility shall be appropriately validated for commercial activities in accordance with cGMPs, the regulations of the FDA or any applicable Regulatory Authority.  In the event regulatory approval is sought in countries outside the United States in accordance with Section 2.3 hereof, CAMBRIDGE shall use commercially reasonable efforts to meet and maintain any such country’s requirements for validation of the CAMBRIDGE Facility in accordance with the regulations of any applicable Regulatory Authority.  Furthermore, CAMBRIDGE shall complete validation of its chemical processes, methods and equipment used in the Manufacture, packaging, storage, testing and release of the Material in conformance with all MSDSs and current FDA or any Regulatory Authority regulations as applicable to the Material, and will review such validation annually and through effective change control procedures assure that the validation is kept current throughout the Term of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.2                                 Facility Audits and Data Review.  As per the Quality Agreement, CAMBRIDGE will permit representatives of ONYX to visit the CAMBRIDGE Facility during normal business hours for the purpose of reviewing the Manufacture, testing and storage of the Material and related Lot records.  ONYX will give CAMBRIDGE reasonable notice of any proposed visit to the CAMBRIDGE Facility.

6.3                                 Waste.  CAMBRIDGE shall dispose of any Waste generated in the Manufacture of the Material (including Material rejected by ONYX pursuant to Section 4.5) at CAMBRIDGE’s expense and in accordance with Applicable Laws.

6.4                                 Product Recalls.  In the event of a field alert, recall, product withdrawal, or field correction of a Product (collectively, “Recall”), ONYX shall be responsible for the coordination of Recall activities.  ONYX shall promptly notify CAMBRIDGE if any Product is the subject of a Recall and provide CAMBRIDGE with a copy of all documents relating to such Recall.  CAMBRIDGE shall cooperate with ONYX in connection with any Recall, at ONYX’s reasonable expense.  To the extent the Recall is due to or caused by (i) the negligence or willful misconduct of CAMBRIDGE (or any of its directors, employees, agents, Approved Subcontractors or Affiliates), (ii) a breach by CAMBRIDGE of any of the terms of this Agreement or the Quality Agreement (including, but not limited to the Product being Misbranded or Adulterated as such term is defined by any applicable Regulatory Authority), or (iii) any other matter for which CAMBRIDGE is obligated to indemnify ONYX under Section 7.6, wherein the use of the Product has resulted in bodily injury or poses actual and imminent danger of causing bodily injury, CAMBRIDGE shall pay for or reimburse ONYX for all direct costs associated with such Recall, including a Product already delivered to ONYX’s customers, and further agrees to reimburse ONYX for amounts ONYX is legally required to pay or pays in the exercise of ONYX’s commercially reasonable discretion related to the recalled Product, including any notification, shipping, destruction, packaging and handling charges of any replacement Product and ONYX Materials.  Further, CAMBRIDGE shall replace all Material used to Manufacture the Recalled Product at no charge to ONYX if the Material subject to the recall is not capable of being re-introduced in accordance with cGMPs, the Specifications and Applicable Laws.  To the extent the Recall is caused by reasons other than CAMBRIDGE’s negligence, willful misconduct or breach of this Agreement, the Quality Agreement or any warranty set forth in Section 7.2 or an obligation of indemnity to ONYX under this Agreement, ONYX shall pay all costs and expenses associated with such Recall as described above.  ONYX will use commercially reasonable efforts to mitigate the costs, expenses and other damages relating to any Recall.

7.                                       Warranties, Indemnification, Limitation of Liability and Insurance

7.1                                 Mutual Representations.  Each Party hereby represents and warrants to the other Party that:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)                                  the person executing this Agreement is authorized to execute this Agreement;

(b)                                 this Agreement is legal and valid and the obligations binding upon such Party are enforceable in accordance with its terms; and

(c)                                  the execution, delivery and performance of this Agreement does not conflict with any other material agreement, instrument or understanding, oral or written, to which such Party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency applicable to it or by which it may be bound.

7.2                                 CAMBRIDGE Warranties.  CAMBRIDGE represents and warrants to ONYX that:

(a)                                  CAMBRIDGE shall Manufacture, use, possess, store, release, package, sell, dispose and handle the Material in accordance with the Specifications, this Agreement, the Quality Agreement, cGMPs and Applicable Laws (including those regarding slavery and human trafficking)(provided, however, that the conformance of the Material to the Specifications, this Agreement, the Quality Agreement, cGMPs and Applicable Laws shall be determined at the time the Material is dispatched from CAMBRIDGE’s Facility).  Furthermore, CAMBRIDGE shall maintain during the Term of this Agreement all government permits necessary for the activities and performance it undertakes pursuant to this Agreement;

(b)                                 All Material supplied by CAMBRIDGE to ONYX under this Agreement:  (i) shall be free from liens or encumbrances and claims of third parties and conveyed with good title; and (ii) at the time the Material is dispatched from CAMBRIDGE’S Facility, shall not be adulterated or misbranded within the meaning of the Act, or any Applicable Laws in which the definitions of adulteration and misbranding are substantially the same as those contained in the Act, as the Act and such laws are in effect at the time of shipment of Material to ONYX;

(c)                                  Neither CAMBRIDGE nor any of its officers, directors and employees, nor any person or entity used by CAMBRIDGE to perform services under this Agreement (including Approved Subcontractors) is:  (A) an individual who has been debarred by the FDA pursuant to Section 306 of the Act, 21 U.S.C. § 335); or (B) a corporation, partnership or association that has been debarred by FDA pursuant to Section 306 of the Act, 21 U.S.C. § 335;

(d)                                 The handling, storage, destruction and disposal of all materials, including without limitation all Waste, used by CAMBRIDGE to fulfill its

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

obligations under this Agreement will be conducted in compliance with all Applicable Laws;

(e)                                  The CAMBRIDGE Background Technology shall not infringe any United States or foreign patent rights, and it will not infringe any other proprietary rights of third parties.  Further, CAMBRIDGE has not received any notice of any claimed infringement (including without limitation patent infringement) in connection with the CAMBRIDGE Background Technology; and

(f)                                    Unless otherwise expressly consented to by ONYX in writing, in no event shall any of the Material supplied by CAMBRIDGE to ONYX under the Agreement have a retest date of less than [*] from the Delivery Date of such Material to ONYX; provided, however, that CAMBRIDGE will not be held to this requirement when the Material is held for longer periods of time necessary to complete quality investigations related to the Material in accordance with the Quality Agreement, or in the event that CAMBRIDGE agrees to store the Material in accordance with Section 2.2(e) above.

(g)                                 CAMBRIDGE has the operational and financial wherewithal to perform all of the obligations it has undertaken herein.

7.3                                 ONYX Warranties.  ONYX represents and warrants to CAMBRIDGE that:

(a)                                  The Specifications are in conformance with the regulatory applications for the Material;

(b)                                 ONXY is the owner or licensee of any and all rights in the ONYX Background Technology, and any other know-how and proprietary information provided by ONXY to CAMBRIDGE in order for CAMBRIDGE to Manufacture the Material under this Agreement;

(c)                                  The ONYX Background Technology shall not infringe any United States or foreign patent rights, and it will not infringe any other proprietary rights of third parties, and as of the Effective Date, there is no existing third party litigation, and to the best of ONYX’s knowledge, there is no threatened third party litigation, claims, actions or other legal proceedings against ONYX in respect of the Material or the ONYX Background Technology; ONYX will promptly notify CAMRIDGE in writing should it become aware of any claims asserting such infringement during the Term of this Agreement; and

(d)                                 ONYX has such permits, licenses and authorizations of applicable Regulatory Authorities as are necessary to own its respective properties, conduct its business and consummate the transactions contemplated hereby.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.4                               EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT.

7.5                               ONYX Indemnity.  Except as provided in Sections 7.2 and 7.6, ONYX shall indemnify, defend and hold CAMBRIDGE harmless from any and all costs, expenses, damages, judgments and liabilities (including reasonable attorneys’ fees and the cost of any Recalls) incurred by or rendered against CAMBRIDGE or its Affiliates, employees or directors arising from (a) the negligence or willful misconduct of ONYX or a breach by ONYX of any of its warranties under Sections 7.1 or 7.3, or (b) any claim made or suit brought in which the alleged harm arises from the packaging, storage, transport, sale, disposal, handling, possession or use of the Material or from the packaging, storage, transport, sale, disposal, handling, possession, use or manufacture of a Product by ONYX; provided, however, that the foregoing shall not apply to the extent any such cost, expense, damage, judgment or liability arises from the negligence or willful misconduct of CAMBRIDGE or a breach by CAMBRIDGE of any of its warranties under Sections 7.1 or 7.2 of this Agreement.  CAMBRIDGE shall give prompt written notice of any such claim or suit, and shall permit ONYX to undertake the defense thereof, at ONYX’s reasonable expense.  CAMBRIDGE shall cooperate in such defense, to the extent reasonably requested by ONYX, at ONYX’s reasonable expense.  CAMBRIDGE shall have the right to participate in such defense, at its own expense, to the extent that in its judgment CAMBRIDGE may be prejudiced thereby.  In any claim made or suit brought for which CAMBRIDGE seeks indemnification under this Section 7.5, ONYX shall not settle or offer to settle such claim or suit, or admit liability or damages, in such a manner as would create an obligation on the part of CAMBRIDGE to any third party without the prior written consent of CAMBRIDGE.

7.6                               CAMBRIDGE Indemnity.  CAMBRIDGE shall indemnify, defend and hold ONYX harmless from any and all costs, expenses, damages, judgments and liabilities (including attorneys’ fees and the cost of any Recalls in accordance with Section 6.4 of this Agreement) incurred by or rendered against ONYX or its Affiliates, employees or directors arising from the negligence or willful misconduct of CAMBRIDGE or a breach by CAMBRIDGE of any of its warranties under Sections 7.1 or 7.2 of this Agreement.  ONYX shall give CAMBRIDGE prompt written notice of any claim or suit for which it is seeking or may seek indemnity under this Section 7.6, and shall permit CAMBRIDGE to undertake the defense thereof, at CAMBRIDGE’s reasonable expense.  ONYX shall cooperate in such defense, to the extent reasonably requested by CAMBRIDGE, at CAMBRIDGE’s reasonable expense.  ONYX shall have the right to participate in such defense, at its own expense, to the extent that in its judgment ONYX may be prejudiced thereby.  In any claim made or suit brought for which ONYX seeks indemnification under this Section 7.6, CAMBRIDGE

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

shall not settle or offer to settle such claim or suit, or admit liability or damages, in such a manner as would create an obligation on the part of ONYX to any third party without the prior written consent of ONYX.

7.7                               Mitigation.  In the event of any occurrence which may result in either Party becoming liable under Section 7.5 or Section 7.6, each Party shall use commercially reasonable efforts to take such actions as may be reasonably necessary to mitigate the amounts payable by the other Party under Section 7.5 or Section 7.6, as the case may be.

7.8                               Limitation on Liability.  IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, SPECIAL, EXEMPLARY, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT.  THIS LIMITATION SHALL APPLY EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT APPLY TO DAMAGES RESULTING FROM BREACHES BY A PARTY OF ITS DUTY OF CONFIDENTIALITY AND NON-USE IMPOSED UNDER ARTICLE 11 OR TO ITS INDEMNIFICATION OBLIGATIONS UNDER THIS ARTICLE 7 (WHICH SOLELY RELATING TO THIRD PARTY CLAIMS).  IN NO EVENT SHALL THE AGGREGATE LIABILITY OF [*] IN CONNECTION WITH ITS OBLIGATIONS UNDER THIS AGREEMENT ([*]) EXCEED [*].

7.9                               ONYX Insurance.  During the Term of this Agreement and for a period [*], ONYX shall procure and maintain (i) Commercial General Liability Insurance, including Contractual Liability, and (ii) Global Products Liability coverage (collectively, the “ONYX Insurance”).  The ONYX Insurance shall cover amounts not less than [*] combined single limit and shall be with an insurance carrier with an A.M. Best rating of A-VII or better.  CAMBRIDGE shall be named as an additional insured on the ONYX Insurance and ONYX promptly shall deliver a certificate of ONYX Insurance and endorsement of additional insured to CAMBRIDGE evidencing such coverage.  Any deductible and/or self-insurance retention shall be the sole responsibility of ONYX.

7.10                        CAMBRIDGE Insurance.  During the Term of this Agreement and until final acceptance by ONYX of all work performed in connection with this Agreement (should such final acceptance occur later than expiration of the Term) for [*] thereafter, CAMBRIDGE shall procure and maintain (i) Commercial General Liability Insurance, including Contractual Liability, and (ii) Global Products Liability coverage (collectively, the “CAMBRIDGE Insurance”).  The CAMBRIDGE Insurance shall cover amounts not less than [*] combined single limit and shall be with an insurance carrier with an A.M. Best rating of A-VII or better.  ONYX shall be named as an additional insured on the CAMBRIDGE Insurance and CAMBRIDGE promptly shall deliver a certificate of CAMBRIDGE Insurance and endorsement of additional insured to ONYX

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

evidencing such coverage.  Any deductible and/or self-insurance retention shall be the sole responsibility of CAMBRIDGE.

8.                                      Intellectual Property and Ownership

8.1                               Ownership of ONYX Background Technology.  All rights to and interests in any existing proprietary technology of ONYX including all Intellectual Property (“ONYX Background Technology”) shall remain vested solely in ONYX, and no right or interest therein is transferred or granted to CAMBRIDGE under this Agreement (except that ONYX hereby grants to CAMBRIDGE a non-exclusive, non-transferable (other than to Approved Subcontractors, as applicable), royalty-free license to use ONYX Background Technology solely as necessary for CAMBRIDGE to perform its obligations under this Agreement and the Quality Agreement).

8.2                               Ownership of CAMBRIDGE Background Technology.  All rights to and interests in any existing proprietary technology of CAMBRIDGE including all Intellectual Property (“CAMBRIDGE Background Technology”) shall remain vested solely in CAMBRIDGE, and no right or interest therein is transferred or granted to ONYX under this Agreement except as set forth expressly below.

8.3                               Ownership of Intellectual Property and Work Product.  During the course of this Agreement, CAMBRIDGE or ONYX may generate (i) Intellectual Property, and/or (ii) reports, documents and other tangible materials that one Party provides to the other Party in connection with performance of this Agreement (collectively, the “Work Product”).  Other than with respect to Intellectual Property resulting solely from CAMBRIDGE Background Technology (which shall be deemed the property of CAMBRIDGE), but without use of, or reference to any ONYX Background Technology or Confidential Information of ONYX, the Parties agree that all Intellectual Property, whether or not patentable, and all Work Product made by ONYX or CAMBRIDGE (or jointly by ONYX and CAMBRIDGE) arising under and in the course of the Agreement shall be deemed to be the sole property and Confidential Information of ONYX.  CAMBRIDGE agrees to promptly disclose to ONYX any such Intellectual Property made by CAMBRIDGE under this Agreement.  CAMBRIDGE hereby assigns, and shall cause its personnel to assign, without any requirement of further consideration, any right, title, or interest it or they may have in such Intellectual Property (other than Intellectual Property resulting from CAMBRIDGE Background Technology) and the Work Product, including any patent or other intellectual property rights (including, but not limited to, copyrights, trademarks/service marks, and any moral rights) pertaining thereto.  Upon request of ONYX (and at ONYX’s reasonable expense), CAMBRIDGE shall take such further actions, and shall cause its personnel to take such further actions, including execution and delivery of instruments of conveyance, as may be reasonably appropriate to give full and proper effect to such assigmnents throughout the world.  ONYX shall have the right (but not the obligation) at its own expense to file, prosecute and maintain patents and patent applications on such Intellectual Property (other than

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Intellectual Property resulting from CAMBRIDGE Background Technology) and Work Product.  Notwithstanding the foregoing to the contrary, ONYX hereby grants to CAMBRIDGE a non-exclusive, non-transferable, royalty-free license to use such Intellectual Property and Work Product for any purpose so long as such use does not compete with the manufacture and sale of a Product.

8.4                               Use of CAMBRIDGE Background Technology.  Before incorporating any CAMBRIDGE Background Technology into any work performed under this Agreement, CAMBRIDGE will provide written notice to ONYX which describes in reasonable detail the CAMBRIDGE Background Technology and its proposed use.  Following such notice, ONYX at its sole discretion, shall elect in writing whether or not to incorporate such CAMBRIDGE Background Technology into the proposed work at no additional cost to ONYX.  In no case shall the use of CAMBRIDGE Background Technology in Manufacturing the Material hereunder be construed as a grant by CAMBRIDGE to ONYX of any right whatsoever in such CAMBRIDGE Background Technology, which shall remain the sole and exclusive property of CAMBRIDGE, except that CAMBRIDGE shall grant to ONYX a non-exclusive, non-transferable (except as discussed above), royalty-free license to use the CAMBRIDGE Background Technology solely as necessary for ONYX to perform its obligations under this Agreement and the Quality Agreement.

9.                                      Force Majeure

9.1                               Neither Party shall be responsible or liable to the other Party hereunder for failure or delay in the performance of this Agreement due to any war, fire, earthquake, accident or other casualty, or any labor disturbance or act of God or the public enemy, or any other cause beyond such Party’s reasonable control, including the promulgation of regulations or other actions by the FDA or any Regulatory Authority which make it impractical for ONYX to develop or manufacture the Product or which make it impractical for CAMBRIDGE to make or sell Material.  In the event of the applicability of this Section 9.1, the Party failing or delaying performance shall use its commercially reasonable efforts to eliminate, cure and overcome any of such causes and resume the performance of its obligations hereunder.

9.2                               Notification.  Upon the occurrence of an event of force majeure, the Party failing or delaying performance shall promptly notify the other Party, in writing, setting forth the nature of the occurrence, its expected duration and how such Party’s performance is affected.  The failing or delaying Party shall resume performance of its obligations hereunder as soon as practicable after the force majeure event ceases.  In addition, CAMBRIDGE shall notify ONYX in writing as soon as possible after CAMBRIDGE becomes aware of any fact or circumstance that might reasonably be expected to affect CAMBRIDGE’s ability to supply Material to ONYX hereunder.  In the event a Force Majeure event continues for more than [*], the non-affected Party may terminate this Agreement upon [*] written notice.  The Parties acknowledge and agree that in the event of a Force Majeure event, if

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CAMBRIDGE determines that it can fulfill its obligations hereunder through the use of an alternate CAMBRIDGE Facility at no additional cost to ONYX, then, subject to prior written notice to ONYX, CAMBRIDGE may use such facility until such Force Majeure event has been resolved.

10.                               Term and Termination

10.1                        Term.  Unless terminated earlier under the other provisions of this Article 10 or by mutual written consent of the Parties, this Agreement shall begin on the Effective Date hereof and continue in effect for five (5) years from and after FDA approval of the Material (the “Term”), provided, however, either Party shall have the right to cancel this Agreement upon eighteen (18) months prior written notice at any time after the initial five (5) year Term.

10.2                        Termination for Breach.  If either CAMBRIDGE or ONYX breaches or defaults in the performance or observance of any material provisions of this Agreement and such breach or default is not cured within [*] after written notice by the other Party specifying such breach or default (or if such breach or default is not of a type which can reasonably be cured in [*], then such longer period as is reasonable), the other Party shall have the right to terminate this Agreement effective upon a further [*] written notice.

10.3                        Termination.  Additionally, this Agreement may be terminated:

(a)                                 immediately upon written notice from ONYX to CAMBRIDGE in the event that (a) ONYX does not receive Regulatory Approval of a Product, or (b) the Regulatory Approval for a Product is withdrawn, either by ONYX or the Regulatory Authorities.

(b)                                 immediately by either Party, if a court of applicable jurisdiction orders a final judgment in that jurisdiction, that CAMBRIDGE’s Manufacture, sale, or distribution of the Material as contemplated hereby, or ONYX’s exportation, manufacture, packaging, marketing, sale and/or distribution of the Product, as applicable, infringes any patent or other proprietary right of any other person, firm or corporation, and such judgment renders such Party unable to perform its material obligations under this Agreement;

(c)                                  immediately by either Party, if any proceeding in bankruptcy, reorganization or arrangement for the appointment of a receiver or a trustee to take possession of the other Party’s assets or any similar proceeding under the law for the relief of creditors shall be instituted against the other Party; or if the other Party shall make an assignment for the benefit of its creditors;

(d)                                 on [*] written notice by either Party if any Applicable Laws or court order prohibits the performance by either Party of a material obligation hereunder;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)                                  on [*] written notice by ONYX, if ONYX has rejected and has had the right to reject [*] Lots of Material or [*] Lots [*]; provided, however, that ONYX was within its rights to reject Material in accordance with Section 4.5 of this Agreement;

(f)                                   subject to Section 9, on [*] written notice by ONYX in the event of a Supply Shortfall which has not been cured in accordance with Section 3.3; or

(g)                                  on [*] written notice by ONYX, if CAMBRIDGE’s facilities or Manufacturing process for the Material have not been appropriately validated and maintained in accordance with the regulations of the FDA, Environmental Protection Agency, EMA, and any other applicable Regulatory Authority of any country in which regulatory approval is sought in accordance with Section 2.3 hereof or if CAMBRIDGE is in violation of any laws or regulations applicable to or affecting CAMBRIDGE’s performance under this Agreement, or if a FDA Form 483, or any Regulatory Authority written violation pertaining to manufacture of the Material has been issued to CAMBRIDGE and CAMBRIDGE has not responded to such action with sufficient corrective action during the time period required by the FDA or any applicable Regulatory Authority.

10.4                        Rights on Termination.  Termination of this Agreement for any reason shall be without prejudice to (i) either Party’s rights under Section 6.4 or Article 7 of this Agreement with respect to claims arising out of events occurring prior to such termination; (ii) CAMBRIDGE’s right to receive payment for Material shipped and accepted by Onyx in accordance with Sections 4.3 and 4.5 prior to the date of termination; (iii) ONYX’s right to receive, if it so requests, any shipment of Material ordered but not shipped prior to the date of termination; (iv) ONYX’s right to have reasonable access to data relating to the Material after the date of termination including but not limited to Lot release data for Material shipped in the [*] prior to termination; (v) ONYX’s rights under Section 5.5; and (vi) any remedies which either Party may otherwise have according to Applicable Laws or the terms and conditions of this Agreement.  Notwithstanding the foregoing to the contrary, in the event that CAMBRIDGE terminates this Agreement pursuant to this Article 10, ONYX shall purchase from CAMBRIDGE any existing inventories of Material, and shall purchase from CAMBRIDGE any work-in-process or raw material inventories at a price equal to the fair market value of the work performed plus the costs and expenses incurred by CAMBRIDGE for such inventories, including the reasonable cost of canceling any non-cancellable commitments related thereto, and shall pay to CAMBRIDGE any Shortfall Amount for the remaining Term (without duplication of any amount previously stated in this sentence).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.                               Confidentiality and Non-Use

11.1                        Confidential Information.  Subject to the other terms of Article 11 for purposes of this Agreement, all “Confidential Information” (as hereinafter defined) disclosed by ONYX or CAMBRIDGE (in either case, as the “Disclosing Party”) to the other Party (in either case, the “Receiving Party”) in written, electronic or graphic form, whether or not labeled as confidential (or, if disclosed orally hereunder, is reduced to writing and labeled as confidential within thirty (30) days after such first oral disclosure) on and after the Effective Date shall be considered the “Confidential Information” of the Disclosing Party.  “Confidential Information” shall include the Disclosing Party’s Intellectual Property, trade secrets, inventions, ideas, compounds, CMC Documentation, Specifications, Work Product, procedures, methods, processes, formulae, formulations, techniques, data, results, and non-public information regarding its finances, business and/or operations.  Confidential Information also includes the existence of this Agreement and its terms.

11.2                        Exceptions to Confidential Information.  For purposes of this Agreement, “Confidential Information” of the Disclosing Party shall not be deemed to include any of the following:

(a)                                 information which the Receiving Party can demonstrate by competent evidence was in the public domain when disclosed by the Disclosing Party to the Receiving Party hereunder, or subsequently becomes publicly known through no act or failure to act on the party of the Receiving Party in breach of this Article 11;

(b)                                 information which the Receiving Party can demonstrate by competent evidence was already known by the Receiving Party when disclosed by the Disclosing Party hereunder;

(c)                                  information which the Receiving Party can demonstrate by competent evidence was or is furnished to the Receiving Party by a third party that, to the knowledge of the Receiving Party (without due investigation) was not bound by any obligation of confidentiality to the Disclosing Party; or

(d)                                 information which the Receiving Party can demonstrate by competent evidence was or is independently developed by the Receiving Party without any use of or reference to any Confidential Information of the Disclosing Party hereunder.

11.3                        Confidentiality and Non-Use.  Subject to the other terms of this Article 11, ONYX and CAMBRIDGE agree that they will not use (except as required for performance hereunder or otherwise permitted under this Agreement) or disclose the Disclosing Party’s Confidential Information to any third party without the prior written consent of the Disclosing Party.  The Receiving Party agrees to protect the Confidential Information of the Disclosing Party hereunder with at

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

least the same degree of care used to protect its own confidential and proprietary information from unauthorized use or disclosure, which shall in no event, be less than commercially reasonable efforts to protect the Confidential Information from unauthorized use or disclosure.  The confidentiality and non-use provisions of this Article 11 shall remain in full force and effect for [*] from the date of expiration or termination of this Agreement.

11.4                        Permitted Disclosure.  Notwithstanding any other provision of Article 11, disclosure of Confidential Information of the Disclosing Party shall not be precluded if such disclosure:

(a)                                 is necessary or appropriate for purposes of performance of this Agreement including, but not limited to, in connection with sending raw materials and the Material to third party testing laboratory so long as such testing laboratory is subject to a written confidentiality agreement that imposes obligations of confidentiality and non-use consistent with and at least as stringent as those set forth in Article 11:

(b)                                 is made to the Receiving Party’s directors, officers, employees, Approved Subcontractors, legal counsel and other retained experts and agents (each of which shall be deemed to be within the meaning of the “Receiving Party”) on a need-to-know basis, and provided that (i) the Receiving Party first advises each such director, officer, employee, Approved Subcontractor, legal counsel or other retained expert or agent to whom such Confidential Information is to be disclosed of the confidential nature thereof, and (ii) in each case such director, officer, employee, legal counsel or other retained expert or agent is bound by written obligations of confidentiality and non-use consistent with and at least as stringent as those set forth in Article 11;

(c)                                  is required under applicable law, regulation or valid order of a court or other governmental body to which the Receiving Party is subject, provided that (i) the Receiving Party shall provide prompt written notice to the Disclosing Party of the need for such disclosure so that the Disclosing Party may (if it elects) seek a protective order or other confidential treatment of its Confidential Information, and (ii) the Receiving Party shall limit the scope of disclosure of Confidential Information of the Disclosing Party to that reasonably necessary to comply with such applicable law, regulation or court order;

(d)                                 is necessary for the Receiving Party to prosecute or defend litigation vis-à-vis third party claims, provided that (i) the Receiving Party shall provide prompt written notice to the Disclosing Party of the need for such disclosure so that the Disclosing Party may (if it elects) seek a protective order or other confidential treatment of its Confidential Information, and (ii) the Receiving Party shall limit the scope of disclosure of Confidential

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Information of the Disclosing Party to that reasonably necessary in connection with such third party Claims;

(e)                                  as in the opinion of the counsel for the Party making such announcement, are required by law, including United States securities laws, rules or regulations.  If a Party decides to make an announcement it believes to be required by law with respect to this Agreement, it will give the other Party such notice as is reasonably practicable and an opportunity to comment upon the announcement;

(f)                                   in the case of disclosure by ONYX only, to file or prosecute patent applications relating to a Product, Work Product or ONYX Background Technology, to prepare or submit (on its own or through designated third parties) any filings with the FDA or any foreign Regulatory Authority relating to the Material, a Product or their respective manufacture; or

(g)                                  is made to potential investors, acquirers or partners of the Receiving Party so long as each such investor, acquirer or partner is subject to a written confidentiality agreement that imposes obligations of confidentiality and non-use consistent with and at least as stringent as those set forth in Article 11.

11.5                        Return of Confidential Information.  All Confidential Information (including all copies thereof) of the Disclosing Party shall remain the property of the Disclosing Party.  After the expiration or termination of this Agreement, upon written request of the Disclosing Party the Receiving Party shall return to the Disclosing Party all copies of such Confidential Information of the Disclosing Party, except that legal counsel for the Disclosing Party may retain one (1) copy of such Confidential Information of the Disclosing Party for archival purposes.

12.                               Notices

Any notices arising out of disputes or the interpretation of terms under this Agreement be in writing and addressed as follows:

If to ONYX PHARMACEUTICALS:	ONYX PHARMACEUTICALS, INC.
249 East Grand Avenue
South San Francisco, California 94080
Attn: SVP, Technical Operations

With a copy to:	Attn: General Counsel
Phone: [*]
Fax: 650-266-0100

If to ONYX PHARMACEUTICALS	ONYX PHARMACEUTICALS
INTERNATIONAL GMBH:	INTERNATIONAL GMBH
Dammstrasse 19
6300 Zug, Switzerland

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attn: General Manager

If to CAMBRIDGE:	CAMBRIDGE MAJOR LABORATORIES, INC.
W130 N10497 Washington Drive
Germantown, WI 53022

With a copy to:	Corporate Development
Phone: [*]
Fax: 262-251-5577

All notices given in accordance with this Article 12 shall be deemed to be effective three days after the date of mailing, if sent by reputable overnight delivery service, costs prepaid and signature required upon delivery, or upon delivery, if delivered by hand.  A Party may change its address at which notice is to be received by written notice provided pursuant to this Article 12.

13.                               Miscellaneous

13.1                        Audit of Financial Records.  CAMBRIDGE shall maintain complete and accurate records sufficient to permit verification of actual direct material costs underlying price adjustments, costs or credits pursuant to Sections 3.1.1 or 3.1.5.  ONYX shall have the right to examine such records (subject to Article 11, on a confidential basis, for the sole purpose of verifying the underlying adjustments, costs or credits; provided, however, that ONYX may engage an independent third party auditor reasonably acceptable to CAMBRIDGE for such purpose).  Such examination shall be made during normal business hours and upon reasonable prior notice to CAMBRIDGE and shall be carried out in a manner reasonably calculated to avoid disruption to CAMBRIDGE’s business activities.  Furthermore, ONYX shall have the right to a [*] update of CAMBRIDGE’s global sales revenue, cash from operations, and net working capital (i.e. current assets and current liabilities).

13.2                        Trademarks.  Each Party agrees and acknowledges that it will not acquire by virtue of this Agreement any interest in or to any trademarks or trade names of the other Party.

13.3                        Compliance with Laws.  Each Party agrees to comply with all Applicable Laws applicable to it and affecting the possession, Manufacture, handling, packaging, storage, transport, disposal, use or sale of the Material.

13.4                        Adverse Event Complaints.  As per the Quality Agreement, CAMBRIDGE shall report to ONYX, in writing and as promptly as possible, any information received by CAMBRIDGE regarding adverse experiences with respect to the Material, the Product or any products incorporating the Material, or any adverse findings with respect to the CAMBRIDGE Facility or equipment used in the Manufacture or storage thereof.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.5                        Waiver and Amendment.  Failure on one or more occasion by a Party to enforce any rights under this Agreement shall not be construed as a waiver of such rights, a continuing waiver or as a waiver in any other instance.  This Agreement may not be amended or modified, except in a writing signed by an authorized officer of CAMBRIDGE and an authorized officer of ONYX.

13.6                        Severability.  If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, to the extent reasonably severable and consistent with the Agreement.  In the event any provisions shall be held invalid, illegal or unenforceable, the Parties shall use their best efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes hereof.

13.7                        Non-Compete.  During the Term of this Agreement, and for [*] after termination or expiration of the Agreement, CAMBRIDGE agrees that, other than pursuant to this Agreement, it shall not supply the Material to or for any third party without ONYX’s express written consent.

13.8                        Headings.  The headings contained in this Agreement are included herein for reference and convenience and shall not affect the meaning of the provisions of this Agreement.

13.9                        Assignment.  This Agreement, or any part thereof, may be assigned by either Party to any Affiliate, to any person or entity with which it is merged or consolidated, or by which it is acquired, or which purchases all or substantially all of its assets.  Any other assignment or any other attempted assignment or subcontracting arrangement, shall, in the absence of the prior written consent of the other Party, be void and without effect at the option of such other Party.  No permitted assignment shall relieve the assigning Party of its obligations hereunder.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their permitted assigns.

13.10                 Governing Law.  This Agreement shall be construed, and the rights of the Parties determined, in accordance with the laws of [*], without giving effect to conflicts of interests principles.

13.11                 Survival of Provisions.  The provisions of Articles 6, 7, 8, 10, 11 and 13, Sections 2.3 (f), (l) and (m), 3.3, 5.2, 5.3 and 5.5 shall survive the expiration or termination of this Agreement.

13.12                 Publicity.  Without the prior written consent of the other Party, neither Party shall disclose to third parties, nor originate any publicity, news release or public announcement, written or oral, whether to the public, the press, stockholders or otherwise, referring to the existence or terms of this Agreement, including its existence, the subject matter to which it relates, the performance under it or any of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

its specific terms and conditions, except such announcements as permitted and in accordance with Section 11.4.

13.13                 Independent Contractors.  The relationship between ONYX and CAMBRIDGE is that of independent contractors and nothing herein shall be deemed to constitute the relationship of partners, joint ventures, nor of principal and agent between ONYX and CAMBRIDGE.  Neither Party shall have an express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any third party.

13.14                 Execution of Additional Documents.  Each Party hereto agrees to execute such further documents as may be reasonably necessary or reasonably desirable to carry out the provisions of this Agreement.

13.15                 Taxes.  ONYX shall pay all national, state, municipal or other sales, use, excise, import, property, value added, or other similar taxes, assessments or tariffs assessed upon or levied against the sale of Product to ONYX pursuant to this Agreement or the sale or distribution of Product by ONYX (or at ONYX’s sole expense, defend against the imposition of such taxes and expenses).  CAMBRIDGE shall notify ONYX of any such taxes that any governmental authority is seeking to collect from CAMBRIDGE, and ONYX may assume the defense thereof in CAMBRIDGE’s name, if necessary, and CAMBRIDGE agrees to fully cooperate in such defense to the extent of the capacity of CAMBRIDGE, at ONYX’s reasonable expense.  CAMBRIDGE shall pay all national, state, municipal or other taxes on the income resulting from the services provided by CAMBRIDGE for the Material to ONYX under this Agreement, including but not limited to, gross income, adjusted gross income, supplemental net income, gross receipts, excess profit taxes, or other similar taxes.

13.16                 Dispute Resolution.  The Parties recognize that a bona fide dispute as to certain matters may from time to time arise during the Term of this Agreement which relates to either Party’s rights and/or obligations hereunder.  In the event of the occurrence of such a dispute, either Party may, by notice to the other Party, have such dispute referred to their senior officers as may be designated by each Party for attempted resolution by good faith negotiations within thirty (30) days after such notice is received.  If such personnel are unable to resolve such dispute within thirty (30) days (or such other period of time as the Parties may mutually agree in writing) of initiating such negotiations, each Party may thereafter pursue any and all rights and remedies it may have at law or equity.  If mutually agreeable, the Parties may explore alternative forms of dispute resolution, such as mediation.  Notwithstanding any other provision of Article 11, either Party may seek a temporary restraining order or injunction against the other Party in the event of a breach of any confidentiality obligation hereunder, or to prevent a Party’s wrongful use of any Intellectual Property or other property hereunder, or any commercial matter relating to performance under this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.17                 Counterparts.  This Agreement and any amendment or supplement hereto may be executed in any number of counterparts, and any Party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.  The execution of this Agreement and any such amendment or supplement by any Party hereto will not become effective until counterparts hereof have been executed by both Parties hereto.

13.18                 Entire Agreement; Scope of the MSA.  This Agreement (including the exhibits hereto) and the Quality Agreement sets forth the entire agreement and understanding between the Parties hereto and supersedes all documents, agreements, verbal consents or understandings made between ONYX and CAMBRIDGE with respect to the subject matter hereof.  Without limiting the foregoing, the Parties agree that effective as of the Effective Date of this Agreement, the MSA is hereby terminated by mutual written agreement solely with respect to any and all Material(s) Manufactured or sourced by CAMBRIDGE for ONYX pursuant to this Agreement as listed in Exhibit B, notwithstanding any provisions of the MSA to the contrary; provided, however, that each Party shall continue to be bound by any and all obligations arising under the MSA (including any SOWs still in existence unless terminated in accordance with the terms of the MSA) prior to such effective date of its termination, and provided, further, that the MSA shall remain in effect as to any materials or products resulting from the Services (as such term is defined under the MSA) to be rendered by CAMBRIDGE under the MSA, as defined in the applicable SOW, but including the product of such Services that does not meet the Specifications under the MSA but is accepted by ONYX but are not Material(s) sourced or Manufactured pursuant to this Agreement.  For the avoidance of doubt, any development activities conducted or development deliverables provided by CAMBRIDGE to ONYX will continue to be governed by the terms and conditions of the MSA.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.

ONYX PHARMACEUTICALS, INC.			CAMBRIDGE MAJOR LABORATORIES, INC.

By:	[*]		By:	/s/ Brain W. Scanlan

Name:	[*]		Name:	Brain W. Scanlan

Title:	[*]		Title:	CEO

ONYX PHARMACEUTICALS INTERNATIONAL GMBH

By:	[*]	06/29/2012

Name:	[*]

Title:	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A - Specifications

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B - Pricing

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT C —— Development Timeline

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT D - Shipping/Packaging Instructions

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT E - Forecast

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.